Exhibit 10.13

FIRST AMENDMENT TO

PIER 1 IMPORTS, INC. 2015 STOCK INCENTIVE PLAN

(OMNIBUS PLAN)

WHEREAS, the Pier 1 Imports, Inc. 2015 Stock Incentive Plan (the “2015 Plan”) was approved by shareholders on June 25, 2015; and

WHEREAS, on April 6, 2017, the Board unanimously approved, subject to shareholder approval, an amendment to the 2015 Plan to increase the number of shares available for grant under the 2015 Plan by 4,000,000 shares (the “Amendment”); and

WHEREAS, shareholders approved the Amendment at the Company’s annual meeting of shareholders on June 22, 2017.

NOW THEREFORE:

A. Article III. of the 2015 Plan shall be replaced with the following:

“The Plan was approved and adopted by the Board on April 2, 2015, approved by shareholders on June 25, 2015, and amended following approval by shareholders on June 22, 2017. No further Awards may be granted under the Plan after ten (10) years from the Effective Date. The Plan shall remain in effect until all Options granted under the Plan have been exercised or expired, all Restricted Stock Awards and all Restricted Stock Unit Awards granted under the Plan have vested or been forfeited, all Performance Awards and Phantom Stock Awards have been satisfied, expired, or forfeited and all Director Deferred Stock Unit Awards have been satisfied.”

B. The first sentence of Article V.(a) of the 2015 Plan shall be replaced with the following:

“(a) Shares Subject to the Plan and Award Limits. Subject to adjustment in the same manner as provided in Paragraph XII(b), the aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed (i) 2,500,000 shares approved by shareholders on the Effective Date plus (ii) 2,507,407 shares of Common Stock which remained available for grant under the Prior Plan as of the Effective Date, increased by the number of shares of Common Stock subject to outstanding awards, as of the Effective Date, under the Prior Plan (which amount was 3,009,974 shares) that on or after the Effective Date cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable shares of Common Stock) plus (iii) 4,000,000 shares approved by shareholders on June 22, 2017.”

C.	All terms used in this First Amendment, unless specifically defined herein, have the same meanings attributed to them in the 2015 Plan.

In witness whereof, this First Amendment is executed to be effective as of June 22, 2017.

Pier 1 Imports, Inc., a Delaware corporation

By: /s/ Gregory S. Humenesky
Gregory S. Humenesky
Executive Vice President